UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 4, 2018, Terri Bettinger, Thomas K. (TK) Herman and Mark Robison were elected to the Board of Directors of First Defiance Financial Corp. (“FDEF”) to fill the vacancies that were created by the retirement of Stephen L. Boomer and an increase in the number of directors from 11 to 13 that the Board had previously approved.

The terms of Ms. Bettinger and Mr. Herman will expire at the 2019 annual meeting of FDEF shareholders and until each of their successors are duly elected and qualified. The term of Mr. Robison will expire at the 2020 annual meeting of FDEF shareholders and until his successor is duly elected and qualified. In connection with their elections, the Board determined that each of Terri Bettinger, TK Herman and Mark Robison qualify as independent directors under the independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing rules of the NASDAQ Stock Market.

Ms. Bettinger most recently served as Chief Information Officer at the Franklin County Data Center and has had a career in the delivery of valuable technology solutions.

Mr. Herman is the Co-Founder and President of Aptera Software.

Mr. Robison is the President, CEO and Chairman of Brotherhood Mutual Insurance.

The Board appointed Terri Bettinger to serve on the Audit, Risk and Compensation Committees, TK Herman to serve on the Governance and Risk Committees and Mark Robison to serve on the Audit and Governance Committees. As directors of FDEF, Ms. Bettinger, Mr. Herman and Mr. Robison will be entitled to participate in FDEF’s standard compensation arrangements with non-employee directors as described under the heading “Director Compensation” in FDEF’s Definitive Proxy Statement filed on March 29, 2017, which is incorporated herein by reference.

There have been no transactions involving Ms. Bettinger, Mr. Herman or Mr. Robison that would require disclosure under Item 404(a) of Regulation S-K. A copy of the press release announcing the elections of Terri Bettinger, TK Herman and Mark Robinson is attached as Exhibit 99.1.

Section 8 – Other Events.

Item 8.01	Other Events.

The Board of Directors of FDEF appointed John Bookmyer to fill the vacancies of Lead Director and Vice Chairman of the Board created by the retirement of Stephen L. Boomer. Mr. Bookmyer’s appointments were effective December 31, 2017.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Kevin T. Thompson
Kevin T. Thompson
Chief Financial Officer

Date: January 5, 2018